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                                                                   EXHIBIT 10.21


                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                         AMERICAN GAMING NETWORK L.L.C.

       THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement"), dated as of July 20, 1996, by and among American Gaming Network L.L.C., a limited liability company formed pursuant to the laws of the State of Delaware (the "Company"), and Mike Howard, an individual residing in Tulsa, Oklahoma.

       In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

       As used in this Agreement, the following terms shall have the meanings set forth below:

       "Additional Member" shall mean a Person admitted as a Member pursuant to
Article IX of this Agreement.

       "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person in question.

       "Assets" shall mean all rights and ownership interests of the Company.

       "Capital Account" shall mean the capital account maintained for each Member pursuant to Article VII hereof.





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       "Claim" shall mean any demand, claim, action or cause of action based on any Loss.

       "Code" shall mean the Internal Revenue Code of 1986, as  amended.

       "Company Expenses" shall mean all amounts of expense, loss, amortization or depreciation which are deductible from the Company's gross income for federal income tax purposes and all amounts of expense described in Section 705(a)(2)(B) of the Code.

       "Company Minimum Gain" shall have the meaning as set forth in Section 1.704-2(d) of the Treasury Regulations.

       "Company Nonrecourse Liabilities" shall mean nonrecourse liabilities (or portions thereof) of the Company for which no Member bears the economic risk of loss.

       "Contributed Capital" shall mean, with respect to each Member, any cash, cash equivalents or the value of other property that a Member contributes to the Company pursuant to Section 6.1 of this Agreement, in each case as the same may from time to time be adjusted as provided in this Agreement.

       "Delaware Law" shall mean the Delaware Limited Liability Company Act, as amended from time to time, or any successor statute or statutes.

       "Fair Market Value" shall mean (i) such value as is determined in good faith by the Management Committee and delivered in writing to each Member, or
(ii) if such valuation by the Management Committee is objected to by a majority of the Members and written notice of such (the "Objection Notice") is given within twenty (20) business days after the receipt by such holders of the Management Committee's valuation, which Objection Notice to be valid





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shall state the valuation proposed by the objecting party, such value as is determined by mutual agreement among the Management Committee and the majority of the Members, or (iii) if no such mutual agreement is reached in a twenty
(20) business day period following the receipt of the Objection Notice, such value as is determined in good faith in a written report to the Company by an appraisal or investment banking firm of recognized national standing selected by the Management Committee from a list of three such firms submitted by a majority of the Members that, in each case, are independent of the Company, any Member and any of their respective Affiliates. The cost and expense of such independent appraisal or investment banking firm shall be paid or shared by the Company and/or the objecting party in an amount determined by the extent to which the valuation of the Management Committee and the objecting party is sustained (e.g., if the Management Committee proposes a valuation of $5 per Membership Unit, the objecting party proposes $10 per Membership Unit and the independent firm determines $6 to be the Fair Market Value, then the Company shall pay 20% and the objecting party 80% of such cost and expense. The "Fair Market Value," to be determined shall be the price at which a willing seller under no compulsion to sell would sell in a private transaction to an unaffiliated third party under no compulsion to buy.

       "Fiscal Year" shall mean the fiscal year of the Company, which shall end on each September 30.

       "GAAP" shall mean the generally accepted accounting principles used in the preparation of the financial records with respect to all periods presented thereby, applied on a consistent basis for all such periods and in accordance with past practice.

       "Liquidation Value" shall mean an amount equal to the amount which the Terminated Member would have received had the Company been dissolved under
Section 9.3 herein and its Assets disposed of at Fair Market Value and following





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satisfaction of all the Terminated Member's obligations to the Company.

       "Loss" shall mean any loss, damage, liability, cost, assessment and expense including, without limitation, any interest, fine, court cost and reasonable investigation cost, penalty and attorneys' and expert witnesses' fees, disbursements and expenses, after taking into account any insurance proceeds actually received by or paid on behalf of any party incurring a Loss.

       "Majority Vote of the Members" shall mean the affirmative vote of the holders of a majority of the Outstanding Membership Units held by the Members.

       "Management Committee" shall mean the Management Committee established pursuant to this Agreement and having the rights and powers set forth herein.

       "Member" shall mean those Persons executing this Agreement as Members of the Company on the signature pages hereto and each Additional Member.

       "Member Nonrecourse Debt" shall have the meaning as set forth in Section 1.752-1(a)(2) of the Treasury Regulations.

       "Member Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a nonrecourse liability, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

       "Member Nonrecourse Deductions" shall have the meaning set forth in
Section 1.752-3(a) of the Treasury Regulations.





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       "Membership Unit" shall mean units which reflect ownership rights in the
Company.

       "Net Income" shall mean the excess of (i) the Company's gross income (determined for federal income tax purposes but including income which is exempt from federal income tax) over (ii) the sum of the Company's Expenses.

       "Net Loss" shall mean the excess of the amount above described in clause
(ii) of Net Income over the amount above described in clause (i) of Net Income.

       "Outstanding" shall mean the number of Membership Units issued by the Company as shown on the Company's books and records, less any Membership Units held by the Company.

       "Person" shall mean an individual, a partnership, a joint venture, a corporation, an association, a trust, an individual retirement account or any other entity or organization, including a government or any department or agency thereof.

       "Remaining Members" shall mean (i) where used in Section 8.8 hereof, are Members other than a Prospective Seller, and (ii) when used in Section 9.2 hereof, all Members of the Company who are not Terminated Members.

       "Subsidiary" shall mean any corporation or similar business entity of which more that fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by the Company.

       "Taxable Income" shall mean the excess of (i) the Company's gross income determined for federal income tax purposes over (ii) the sum of all amounts of expense, loss, amortization or depreciation which are deductible from the Company's gross income for federal income tax purposes.





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       "Taxes" shall mean all taxes, levies or other like assessments, charges or fees, including, without limitation, income, gross receipts, real or personal property, withholding, asset, sales, use, license, payroll, transaction, capital, business, corporation, employment, net worth and franchise taxes, or other governmental taxes imposed by or payable to the United States of America or any State, local or foreign governmental entity, whether computed on a separate, consolidated, unitary, combined or any other basis; and in each instance such term shall include any interest, penalties or additions to tax attributable to any such Tax.

       "Terminated Member" shall mean a Member as to which an event described in Section 9.1(b) has occurred.

       "Third Party" shall mean, with respect to any Member, any other Person, other than the Company or any Affiliate of such Member.

       "Treasury Regulation" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).


                                   ARTICLE II

                          THE COMPANY AND ITS BUSINESS

       2.1 Formation. The Members do hereby associate themselves for the purpose of organizing and conducting a limited liability company pursuant to the provisions of Delaware Law and this Agreement.

        2.2 Firm Name. The name of the Company shall be American Gaming Network L.L.C. All properties of the Company shall be held, all contracts shall be made, all instruments and documents shall be executed and all acts of the Company shall be done, in the name of





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American Gaming Network L.L.C.  The Management Committee shall cause to be filed on behalf of the Company such limited liability company certificate or assumed or fictitious name certificate or similar instruments as may from time to time be required by applicable law.

        2.3 Filings. Upon the request of the Management Committee, each Member shall at the expense of the Company promptly execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the Company to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of a limited liability company under the laws of all jurisdictions where the Company shall propose to conduct business. Prior to conducting business in a jurisdiction where the Company proposes to conduct business the Company shall, to the fullest extent possible to establish limited liability for each Member under the laws of such jurisdiction and otherwise to comply with the laws of such jurisdiction, cause the Company to comply with all requirements for the registration, qualification or reformation of the Company to conduct business as a limited liability company in such jurisdiction. Thereafter, the Company shall continue to comply with all requirements necessary to maintain the limited liability of each Member in each jurisdiction where the Company does business.

       2.4  Term.  The Company shall be formed and commence upon the later of
(i) the filing for record of an initial certificate of formation with the Secretary of State of the State of Delaware in accordance with Delaware Law and
(ii) the execution of this Agreement by the Members, and shall continue for a period of forty (40) years or until sooner terminated as hereinafter provided in this Agreement.

       2.5 Purposes of the Company. Subject to the terms hereof, the purposes of the Company shall be to (i) own and operate the Assets to the fullest extent permitted under applicable law, (ii) conduct any lawful business permitted by Delaware Law and the laws of any jurisdiction in which the Company may do business, and (iiii) take all such other actions and to engage in such other businesses as may





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be incidental to or in furtherance of any of the foregoing as the Management
Committee may determine to be necessary or desirable or to be in the best interests of the Company.

       2.6 Powers of the Company. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business of the Company described in Section 2.5 and for the protection and benefit of the Company.

       2.7 Compliance with Applicable Laws and Rules. No business or activities shall be conducted by the Company that are or would be forbidden by, or contrary to, any applicable law or to the rules or regulations lawfully promulgated thereunder.

       2.8 Principal Office, Registered Office and Registered Agent. The principal office of the Company shall be at American Gaming Network L.L.C.,7335 South Lewis, Suite 204, Tulsa, Oklahoma, but other or additional places of business within and without the State of Oklahoma may be selected from time to time by the Management Committee upon notice to each Member. The registered office of the Company in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801 and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be The Corporation Trust Company.


                                  ARTICLE III

                        MANAGEMENT OF COMPANY BUSINESS;
                    MANAGEMENT COMMITTEE; MEETINGS; OFFICERS

       3.1 Management and Control; Management Committee. Except as otherwise specifically set forth in this Agreement, including without limitation Section
3.2 hereof, management, operation and policy decisions of the Company shall be vested exclusively in the





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Management Committee, which shall have the power, on behalf and in the name of the Company, to cause the Company to carry out any and all of the business and purposes of the Company and to perform or cause to be performed all acts and enter into and perform or cause to be performed all contracts and other undertakings which the Management Committee may deem necessary or advisable or incidental thereto.

       3.2 Certain Required Consents. Notwithstanding any other provision of this Agreement, the Management Committee may not, without a Majority Vote of the Members, cause or authorize the Company to:

       (a) Purchase all or substantially all of the assets or business of any other Person.

       (b) Sell all or substantially all of its assets to, or consolidate or merge with, any other Person.

       (c) Engage in any business activities or operations other than as set forth in Section 2.5 hereof.

       (d) Amend, modify or terminate this Agreement or any of the terms and provisions hereof, waive compliance with or enforcement of any of such terms and provisions, agree to or permit any such amendment, modification, termination or waiver, or breach, violate or be in default under any of the foregoing agreements.

       (e) Authorize or issue (whether by split-up, recombination, reclassification or otherwise) any interest in the Net Income or Net Loss of the Company, or any security convertible into or representing the right to purchase or acquire any such interest, other than the issuance of Membership Units as provided in Section 4.1 hereof.

       3.3 Number and Term of Office. (a) The authorized number of members of the Management Committee shall be one (1) which shall be





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elected by a Majority Vote of the Members.  The initial member of the
Management Committee shall be Mike Howard.

       (b) Members of the Management Committee, including the initial member, shall hold office until the member's successor shall have been duly elected and shall qualify or until the member shall die or resign or shall have been removed in the manner hereinafter provided in Section 3.4(b). Nominations of persons to serve as members of the Management Committee must be submitted to the Secretary of the Company in a writing signed by a Member not less than ten
(10) days prior to the meeting of Members at which the member of the Management Committee shall be elected.

       3.4 Resignations and Removals. (a) Members of the Management Committee may resign at any time by giving written notice to the Management Committee or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       (b) Members of the Management Committee may be removed for any reason by a Majority Vote of the Members.

       3.5 Vacancies. Any vacancy in the Management Committee, whether because of death, resignation, removal or any other cause, shall be filled by a Majority Vote of the Members at a special meeting of the Members called for such purpose. The member of the Management Committee so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed.

       3.6 Place of Meeting, Etc. The Management Committee may hold any of its meetings at such place or places within or without the State of Delaware as the Management Committee may from time to time by resolution designate or as shall be designated by the person or





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persons calling the meeting or in the notice or a waiver of notice of any such meeting.

       3.7 Annual Organizational Meeting. The Management Committee shall meet as soon as practicable after each annual election of members of the Management Committee and notice of such meeting shall not be required.

       3.8 Regular Meetings. Regular meetings of the Management Committee may be held at such times as the Management Committee shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

       3.9 Special Meetings. Special meetings of the Management Committee may be called at any time by the member of the Management Committee, to be held at the principal office of the Company, or at such other place or places, within or without the State of Delaware, as the member of the Management Committee shall designate.

       3.10 Quorum and Manner of Acting. Except as otherwise provided in this Agreement or by law, the presence of a majority of the then authorized and required number of members of the Management Committee shall be required to constitute a quorum for the transaction of business at any meeting of the Management Committee. All matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the members of the Management Committee present. In the absence of a quorum, a majority of members of the Management Committee present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The Management Committee shall act only as a committee and no individual member thereof shall have the authority, as such, to act for and on behalf of the Company.





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       3.11  Action by Consent.  Any action required or permitted to be taken at any meeting of the Management Committee or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Management Committee or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Management Committee or committee.

       3.12 Compensation. No stated salary need be paid members of the Management Committee, as such, for their services, but, by resolution of the Management Committee, reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Management Committee; provided that, nothing herein contained shall be construed to preclude any member of the Management Committee from serving the Company in any other capacity and receiving compensation therefor.

       3.13 Committees. The Management Committee may designate one or more committees. Any such committee, to the extent provided in the resolution of the Management Committee, and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Management Committee in the management of the business and affairs of the Company. Any such committee shall keep written minutes of its meetings and report the same to the Management Committee at the next regular meeting of the Management Committee.

       3.14 Officers of the Management Committee. The Management Committee shall have a Chairman of the Management Committee and may, at the discretion of the Management Committee, have a Vice Chairman. The Chairman of the Management Committee and the Vice Chairman shall be appointed from time to time by the Management Committee and shall have such powers and duties as shall be designated by the Management Committee.

       3.15 Officers of the Company. The Management Committee may designate one or more persons to act as the Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company. The Company may also have a Chief Operating Officer, one or





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more Vice Presidents or Assistant Vice Presidents, one or more Assistant
Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 3.17 below. One person may hold two or more offices, except that the Secretary may not also hold the office of President or Chief Executive Officer.

       3.16 Election. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 3.17 or Section
3.19 of this Article, shall be chosen annually by the Management Committee, and each shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or such officer's successor shall be elected and qualified.

       3.17 Subordinate Officers, etc. The Management Committee may appoint such other officers as the business of the Company may require, each of whom shall have such authority and perform such duties as the Management Committee may from time to time specify, and shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or such officer's successor shall be elected and qualified.

       3.18 Removal and Resignation. Any officer may be removed, either with or without cause, by the Management Committee at any regular or special meeting thereof or by any officer upon whom such power of removal may be conferred by the Management Committee.

       Any officer may resign at any time by giving written notice to the Management Committee, the Chairman of the Management Committee, the President or the Secretary of the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.





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       3.19  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the election of the Management Committee at any meeting thereof.

       3.20 Chairman of the Management Committee. The Chairman of the Management Committee shall, subject to the control of the Management Committee, serve a general oversight, planning and policy making function, shall preside at all meetings of Members and at all meetings of the Management Committee, and shall perform such other functions as determined from time to time by the Management Committee.

       3.21 Chief Executive Officer. The Chief Executive Officer of the Company shall, subject to the control of the Management Committee, have general supervision, direction and control of the business and affairs of the Company. In the absence of the Chairman of the Management Committee, the Chief Executive Officer shall preside at all meetings of Members. The Chief Executive Officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Company as may from time to time be assigned by the Management Committee.

       3.22 President. The President shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Company as may from time to time be assigned to such officer by the Chief Executive Officer (unless the President is also the Chief Executive Officer) or by the Management Committee. In the absence or disability of the Chief Executive Officer, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all of the powers and be subject to all the restrictions upon the Chief Executive Officer.

       3.23 Vice Presidents. The Vice Presidents shall exercise and perform such powers and duties with respect to the administration of





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the business and affairs of the Company as may from time to time be assigned to each of them by the President or by the Chief Executive Officer or by the Management Committee. In the absence or disability of the President, the Vice Presidents, in order of their rank as fixed by the Management Committee, or if not ranked, the Vice President designated by the Management Committee, shall perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

       3.24 The Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and Membership Units. The books of account shall at all reasonable times be open to inspection by any Management Committee Representative.

       The Chief Financial Officer and Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Company with such depositories as may be designated by the Management Committee. Such officer shall disburse the funds of the Company as may be ordered by the Management Committee, shall render to the President, to the Chief Executive Officer, and to the Management Committee, whenever they request it, an account of all of transactions as Chief Financial Officer and Treasurer and of the financial condition of the Company, and shall have such other powers and perform such other duties as may be prescribed by the Management Committee or the Chief Executive Officer or the President.

       3.25 Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office of the Company, or such other place as the Management Committee may order, of all meetings of the Management Committee and Members, with the time and place of holding, whether regular or special, and if special, how authorized and the notice thereof given, the names of those present at meetings





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of the Management Committee, the number of Membership Units present or represented at Members' meetings and the proceedings thereof.

       The Secretary shall keep, or cause to be kept, at the principal office of the Company or at the office of the Company's transfer agent, a Membership Unit register, or a duplicate Membership Unit register, showing the names of the Members and their addresses; the number and Classes of Membership Units held by each; the number and date of certificates, if any, issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

       The Secretary shall give, or cause to be given, notice of all the meetings of the Members and of the Management Committee required by this Agreement or by law to be given, and shall keep the seal of the Company in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Management Committee, the Chief Executive Officer or the President. If for any reason the Secretary shall fail to give notice of any special meeting of the Management Committee or of the Members called by one or more of the persons permitted to do so in this Agreement, then any such permitted person may give notice of any such special meeting.

       3.26 Compensation. The compensation of the officers of the Company shall be fixed from time to time by the Management Committee. None of such officers shall be prevented from receiving such compensation by reason of the fact that such officer is also a Management Committee Representative. Nothing contained herein shall preclude any officer from serving the Company, or any Affiliate of the Company, in any other capacity and receiving proper compensation therefor.

       3.27 Execution of Contracts. Except as otherwise provided in this Agreement, the Management Committee may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Company, and such authority may be general or confined to specific instances; and





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unless so authorized by the Management Committee or by this Agreement, no officer, Member, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

       3.28 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Company, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Management Committee. Each such person shall give such bond, if any, as the Management Committee may require.

       3.29 Deposits. Subject to Section 3.2(e) hereof, all funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Management Committee may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Company to whom such power shall have been delegated by the Management Committee. For the purpose of deposit and for the purpose of collection for the account of the Company, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer and Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Company who shall from time to time be determined by the Management Committee) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Company.

       3.30 General and Special Bank Accounts. The Management Committee may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Management Committee may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Company to whom such power shall have been delegated by the Management Committee. The





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Management Committee may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of this Agreement, as it may deem expedient.


                                   ARTICLE IV

                       AUTHORIZATION OF MEMBERSHIP UNITS;
                         RIGHTS AND DUTIES OF MEMBERS;
                          MEETINGS OF MEMBERS; VOTING

       4.1 Authorization of Membership Units; Characteristic of Membership Units. The Company is hereby authorized to issue one hundred (100) Membership Units in exchange for the initial contribution as provided in Section 6.1 of this Agreement. Each Membership Unit has (i) equal governance rights with every other Membership Unit and in matters subject to a vote of the Members has one vote and (ii) subject to Section 4.2, each Membership Unit has equal rights with every other Membership Unit with respect to sharing of profits and losses and with respect to distributions.

       4.2 Participation of Membership Units in Net Income and Net Loss. Each Membership Unit shall participate in the Net Income and Net Loss of the Company in the proportion that such Unit bears to the total number of Membership Units outstanding.

       4.3 Annual Meetings. Annual meetings of the Members of the Company for the purpose of electing the members of the Management Committee and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Management Committee shall determine by resolution.

       4.4 Special Meetings. Special meetings of the Members of the Company for any purpose or purposes may be called at any time by the Management Committee, or by a committee of the Management Committee which has been duly designated by the Management Committee and whose powers and authority, as provided in a resolution of the Management





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Committee or in this Agreement, include the power to call such meetings, but such special meetings may not be called by any other Person or Persons.

       4.5 Place of Meetings. All meetings of the Members shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

       4.6 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the Members, whether annual or special, shall be given not less than fifteen (15) nor more than sixty (60) days before the date of the meeting to each Member of record entitled to vote at such meeting by delivering a written notice thereof to such Member personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to such Member at the post office address furnished by such Member to the Secretary of the Company for such purpose or, if such Member shall not have furnished to the Secretary the address for such purpose, then at such Member's post office address last known to the Secretary. Except as otherwise expressly required by law, no publication of any notice of a meeting of the Members shall be required. Every notice of a meeting of the Members shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of Members shall not be required to be given to any Member who shall have waived such notice and such notice shall be deemed waived by any Member who shall attend such meeting in person or by proxy, except as a Member who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the Members need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

       4.7 Quorum. The holders of record of a majority of Membership Units of the Company, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Members of the Company or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority of Unit Membership holders actually present in person or by proxy or, in the absence therefrom of all the Members, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

       4.8 Voting. (a) Each Member shall, at each meeting of the Members, be entitled to one vote per Membership Unit as held by such Member in person or by proxy on the matter in question and which shall have been held by such Member and registered in such Member's name on the books of the Company:

               (i) on the date fixed pursuant to Section 4.9 of this Agreement as the record date for the determination of Members entitled to notice of and to vote at such meeting, or

              (ii) if no such record date shall have been so fixed, then (1) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (2) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

       (b) Membership Units owned, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding Membership Units of the Company in a fiduciary capacity shall be entitled to vote such stock. Persons whose Membership Units are pledged shall be entitled to vote such Membership Units.

       (c) Any such voting rights may be exercised by the Member entitled thereto in person or by proxy appointed by an instrument in writing, subscribed by such Member or by such Member's attorney thereunto authorized and delivered to the secretary of the meeting. The attendance at any meeting of a Member who may theretofore have given a proxy shall not have the effect of revoking the same.

       (d) At any meeting of the Members all matters, except as otherwise provided in this Agreement or by law, shall be decided by the vote of holders of a majority of Membership Units present in person or by proxy and entitled to vote thereat and thereon, a quorum being present.

       (e) Any action required or permitted to be taken at any regular or special meeting of the Members of the Company may be taken without a meeting, without prior notice and without a vote, if a written consent thereto is signed by Members holding Units representing not less than the minimum interest in the Net Income and Net Loss of the Company that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted, and such written consent is filed with the minutes of proceedings of the Members.

       4.9 Fixing Date for Determination of Members of Record. In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of Membership Units or for the purpose of any other lawful action the Management Committee may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of Members for any purpose other than notice of or voting at a meeting of Members the Management Committee shall not fix such a record date, the record date for determining Members for such purpose shall be the close of business on the day on which the Management Committee shall adopt the resolution relating thereto. A determination of Members entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of such meeting; provided, that the Management Committee may fix a new record date for the adjourned meeting.


                                   ARTICLE V

                               BOOKS AND RECORDS

        5.1 Books of Account. At all times during the continuance of the Company, the Company shall keep or cause to be kept, true and complete books of account utilizing the GAAP method of accounting, on the basis of the Company's Fiscal Year.

        5.2 Availability of Books of Account. All of the books of account referred to in Section 5.1 hereof, together with an executed copy of this Agreement and the Certificate of Formation of the Company, and any amendments thereto, shall at all times be maintained at the principal office of the Company, and shall be open to the inspection and examination of each Member or its representative at such Member's expense during reasonable business hours.

        5.3 Annual Reports and Other Statements. (a) The Company shall cause to be prepared, and shall deliver to each Member as soon as practical, but in any event on or before the 90th day following the end of the Company's Fiscal Year, an unaudited, end of the year, balance sheet and preliminary statement of income and loss of the Company, certified by the Chief Financial Officer.

       (b) The Company shall cause to be prepared, and shall deliver to each Member as soon as practical, but in any event on or before the 90th day following the end of the Company's Fiscal Year, a statement of such Member's Capital Account as of the end of such Fiscal Year, a statement indicating such Member's share of the Company's Net Income or Net Loss for such Fiscal Year, and other items relevant for Federal income tax purposes, all of which shall be certified by the Chief Financial Officer.

        5.4 Tax Matters Partner. (a) Mike Howard is hereby designated as the Tax Matters Partner of the Company within the meaning of Section 6231 of the Code. Each Member, by the execution of this Agreement, consents to such designation.

       (b) To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each Member, including any successor or Additional Member, to the Internal Revenue Service, and shall keep each Member informed of the administrative and judicial proceedings for the adjustment at the Company level of any item required to be taken into account by a Member for income tax purposes (such an administrative proceeding referred to hereinafter as a "tax audit" and such a judicial proceeding referred to hereinafter as "judicial review"). If the Tax Matters Partner, on behalf of the Company, receives a notice with respect to a tax audit from the Internal Revenue Service, the Tax Matters Partner shall promptly forward a copy of such notice to the Members or former Members who hold or held interests in the profits or losses of the Company for any taxable year to which the notice relates.

       (c)  The Tax Matters Partner is hereby authorized, but not required:

              (1) subject to pre-approval by the Management Committee, to enter into any settlement with the Internal Revenue Service with respect to any tax audit or judicial review;

              (2) in the event that a notice of a final administrative adjustment (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment;

              (3) to intervene in any action brought by any other Member for judicial review of a final adjustment;

              (4) to file a request for an administrative adjustment with the Internal Revenue Service at any time and, if any part of such request is not allowed by the Internal Revenue Service, to file a petition for judicial review with respect to such request;

              (5) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item; and

              (6) to take any other action on behalf of the Members in connection with any administrative or judicial tax proceeding to the extent permitted or required by applicable law or regulations.

       (d) The Tax Matters Partner shall have no obligation to provide funds for the purpose of contesting any tax audit or final adjustment, intervening in any action, or seeking an administrative adjustment or judicial review. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitation of liability of the members of the Management Committee set forth in Article XI hereof shall be fully applicable to the Tax Matters Partner in its capacity as such; provided, that in any event the Tax Matters Partner shall always act in the best interests of the Members.

                                   ARTICLE VI

                             CAPITAL CONTRIBUTIONS

        6.1 Capital Contributions. On or before the Closing Date the Member listed on Exhibit A shall contribute ten dollars ($10.00) cash, in immediately available U.S. funds, for each Membership Unit set forth opposite such Member's name on Exhibit A hereto.

       6.2 Advances, Etc. Except as otherwise provided in this Agreement, no Member shall be entitled to withdraw any part of his Capital Account or to receive any distribution from the Company and no Member shall be obligated or entitled to make any additional Capital Contributions to the Company. Loans by a Member to the Company shall not (i) be considered as a contribution to the capital of the Company; (ii) increase the Capital Account of the lending Member; (iii) entitle the lending Member to an increase in its share of the income of the Company; or (iv) subject the lending Member to any greater portion of any losses which the Company may sustain. The amount of any such loan shall be a debt due from the Company to such Member.

       6.3 Additional Capital Contributions. Any Member may, with the prior Majority Vote of the Members, make additional capital contributions to the Company upon terms and conditions approved by such Majority Vote of the Members.

       6.4 Return of Capital Contribution. Except as otherwise expressly provided in this Agreement, no Member shall have the right to demand of the Company the return of all or any part of any contribution to the capital of the Company until the Company has been dissolved and terminated and then only to the extent provided in Article IX hereof, and no Member shall have the right to demand or receive property other than cash in return for its contribution.

                                  ARTICLE VII

                         CAPITAL ACCOUNTS; ALLOCATIONS

        7.1 Capital Accounts. A Capital Account shall be maintained for each Member. Such Account shall be credited with (i) such Member's Contributed Capital and (ii) any Net Income (or items thereof), and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) (exclusive of income described in Treasury Regulation Section 1.704-1(b)(4)(i)) and (iii) the fair market value of property hereafter contributed to the Company by such Member (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the
Code). Such Account shall be reduced by (i) any cash distribution to such Member pursuant to Article X hereof and the fair market value of any other property distributed thereto pursuant to either such Article (net of any liability secured thereby which such Member is considered to assume or take subject to under Section 752 of the Code), and (ii) any Net Loss (or item thereof), and loss or deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) (exclusive of amounts described in Treasury Regulation
Section 1.704-1(b)(4)(i) or (iii)). Such Capital Account shall be otherwise credited, reduced and maintained in accordance with Treasury Regulation Section 1.704-1(b). Except as otherwise provided in this Agreement, whenever it is necessary to determine the Capital Account of any Member for purposes of this Agreement, the Capital Account of such Member shall be determined after giving effect to all prior distributions and to all allocations under this Article VII in respect of transactions effected prior to or on the date as of which such determination is to be made.

        7.2 Allocations. (a) After giving effect to the special allocations set forth in Section 7.2(b) and 7.2(c), the Net Income and Net Loss of the Company shall be allocated to the Members in accordance Section 4.2.

       (b) The following special allocations shall be made in the following order:

              (i) Company Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Section 7.2, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 7.2(c)(i) is intended to comply with the minimum gain chargeback requirement of the Treasury Regulations
       Section 1.704-1(f) and shall be interpreted consistently therewith.

              (ii) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-1(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Section 7.2, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations
       Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. This Section 7.2(c)(ii) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

              (iii) Partner Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

              (iv) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Treasury Regulations
       Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

              (v) Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed by a Member to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value as of the date of contribution.

       (c) The allocations set forth in Sections 7.2(b) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 7.2(d). Therefore, notwithstanding any other provision of this Section 7.2 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner appropriate so that, after such offsetting allocations are made, each Member Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to
Section 7.2(a) hereof. In exercising this discretion under this Section 7.2(c), the Company shall take into account future Regulatory Allocations that, although not yet made, are likely to offset other Regulatory Allocations previously made.

        7.3 Varying Interests. All allocations pursuant to Section 7.2 hereof shall take due account of increases and decreases in the number of Membership Units owned by each Member during the Fiscal Year.

        7.4. Transferred Interests. In the event all or a portion of an interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

        7.5 Distributions in Kind. The amount by which the fair market value of any property to be distributed in kind to the Members pursuant to Article X hereof exceeds or is less than the adjusted basis of such property for federal income tax purposes shall, to the extent not otherwise recognized to the Company, be taken into account in computing gain or loss of the Company for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Members under Articles VII or X hereof.

        7.6 Composition of Net Income or Loss. Net Income or Net Loss shall be determined for each Fiscal Year (or for any portion thereof as may be required by Section 7.3 hereof). For federal income tax purposes each item of income, gain, loss or deduction which enters into the calculation of Net Income or Net Loss shall be allocated in the same proportions as such Net Income or Net Loss is allocated pursuant to Section 7.2 hereof.

        7.7 Authority of Management Committee to Vary Allocations. It is the intent of the Members that each Member's allocable share of income, gain, loss, deduction, or credit (or item thereof) (hereinafter, "Tax Items") shall be determined and allocated in accordance with this Article VII to the fullest extent permitted by Section 704(b) of the Code. The Management Committee is authorized and directed to allocate Tax Items arising in any Fiscal Year differently than otherwise provided for in this Article VII to the extent that allocating Tax Items in the manner provided for in Article VII, in the opinion of tax counsel or the accountants to the Company, would cause the determinations and allocations of each Member's distributive share of Tax Items not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder.

       7.8. Partnership Treatment for Income Tax Purposes. The Members are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their share of the Company's Net Income and Net Loss for income tax purposes.

                                  ARTICLE VIII

                         TRANSFERS OF MEMBERSHIP UNITS

        8.1  Assignment of Membership Units by Members. (a)     Except as
otherwise expressly provided in this Section 8.1, no Member shall transfer (whether by gift, court order, operation of law, or otherwise) all or any part of a Membership Unit to any person unless such transfer is made in accordance with the terms and provisions of Section 8.1(b) hereof. Any transferee pursuant to this Section 8.1 shall take and hold the transferred interest subject to this Agreement and to all other obligations and restrictions upon the transferor Member, shall observe and comply with this Agreement and with such obligations and restrictions and shall, unless such transferee is a Member or is admitted as an Additional Member pursuant to Section 8.3 hereof, as a condition of transfer, execute and deliver to the Company an agreement, in form and substance satisfactory to the Management Committee in its sole discretion, pursuant to which such transferee agrees to be bound by all of the terms and provisions of this Agreement. Any attempted transfer in violation of this
Section 8.1(a) shall be null and void.

       (b) A Member may transfer Membership Units only as follows (and any Person to whom a Membership Unit is permitted to be transferred in accordance with this Section 8.1(b) is herein called a "Permitted Transferee"):

              (1)  Upon death by will or by the laws of intestate distribution.

              (2) To a Person other than a Third Party with consent after a majority vote of the Management Committee, which consent may be granted or withheld in the sole and absolute discretion of the Management Committee.

              (3)  To a Third Party in compliance with the provisions of
       Section 8.8 hereof and with written consent after a majority vote of the Management Committee, which consent may be granted or withheld in the sole and absolute discretion of the Management Committee. The failure to exercise the rights of first refusal set forth in Section 8.8 hereof shall not be deemed to be the giving of such consent.

        8.2 When Transfers Binding on Company. No transfer of all or any part of a Membership Unit by Member permitted to be made under this Agreement shall be binding upon the Company unless and until a duplicate original of the instrument of transfer, duly executed and acknowledged by the transferor, has been delivered to the Company.

        8.3 Additional Members. Permitted Transferees of a Member shall be admitted to the Company as an Additional Member and shall participate in Net Income and Net Loss of the Company on the same basis as the transferor Member.

        8.4 Costs to Additional Members. As a condition further to those described in Section 8.1 hereof to the admission of any Additional Member, such Additional Member shall, if required by the Management Committee in its sole discretion, pay all reasonable expenses actually incurred in connection with such admission as a Member.

        8.5 Election to Adjust Tax Basis. The Management Committee may, but shall not be required to, cause the Company to make an election, or to revoke any such election previously made, under Section 754 of the Code to adjust the basis of Company property under Sections 734 and 743 of the Code. Any Member requesting that such election be made in the context of a transaction to which
Section 743 of the Code would apply shall reimburse the Company for any additional accounting costs resulting from such election.

        8.6 Distributions and Allocations in Respect to Transferred Interests. If any Membership Units are sold, assigned, or transferred during any accounting period in compliance with the provisions of this Section 9, Net Income, Net Loss, each item thereof, and all other items attributable to the transferred interest for such period shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the period in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Management Committee. All distributions on or before the date of such transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.

       8.7 Legends. The Company shall be entitled to affix to each certificate evidencing outstanding Membership Units that is issued to any Member a legend in substantially the following form:

       "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

       THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE THE RIGHTS, PRIVILEGES AND PREFERENCES AND ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A LIMITED LIABILITY COMPANY AGREEMENT DATED AS OF JANUARY 15, 1996, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."

       8.8 Right of First Refusal. (a) If any Member receives from or otherwise negotiates with a Third Party a bona fide offer to purchase for cash (for purposes of this Section 8.8, an "Offer") any of the Membership Units owned or held by such Member, and such Member intends to pursue a sale of such Membership Units to such Third Party, such Member (for purposes of this Section 8.8, the "Prospective Seller") shall provide the Company and each of the other Members (for purposes of this Section 8.8, the "Remaining Members") written notice of such Offer (for purposes of this Section 8.8, an "Offer Notice"). The Offer Notice shall identify the Third Party making the Offer, the number of Membership Units with respect to which the Prospective Seller has such an Offer (for purposes of this Section 8.8, the "Offered Membership Units"), the cash price per Membership Unit at which a sale is proposed to be made (for purposes of this Section 8.8, the "Offer Price"), and all the other material terms and conditions of the Offer. The number of Membership Units which may become Offered Membership Units shall be limited to two Membership Units per Member, per year unless increased by the Management Committee in its sole discretion.

       (b) The receipt of an Offer Notice by each Remaining Member and the Company from a Prospective Seller shall constitute an offer by the Prospective Seller to sell to each Remaining Member and the Company the Offered Membership Units at the Offer Price in cash. Such offer shall be irrevocable for 20 business days after receipt of the Offer Notice by each Remaining Member and for two additional five (5) business day periods thereafter as hereinafter provided. During such 20 business day period, each Remaining Member and the Company shall, subject to the priorities set forth in the next succeeding paragraph, have the right to accept such offer as to all or a portion of the Offered Membership Units by giving a written notice of acceptance (for purposes of this Section 8.8, the "Notice of Acceptance") to the Prospective Seller prior to the expiration of such 20 business day period. If after expiration of such 20 business day period the Prospective Seller shall not have received Notices of Acceptance for all the Offered Membership Units, the Prospective Seller shall thereupon notify each Accepting Party (as hereinafter defined) by telecopy or personal delivery of such fact and shall provide each Accepting Party an opportunity, during a period of five (5) business days from the date such notice is so given, to submit an additional Notice of Acceptance of any such Offered Membership Units. For purposes of this Section 8.8, any Remaining Member submitting a Notice of Acceptance pursuant to this Section 8.8 is herein called an "Accepting Party."

       Each Remaining Member and the Company shall be entitled to accept the offer from the Prospective Seller in the following order of priority:

       (i) first, the Company shall be entitled to accept such offer for any or all of the Offered Membership Units.

       (ii) second, to the extent the Company shall not have accepted such offer for all the Offered Membership Units, each Remaining Member shall be entitled to accept such offer for not more than a portion of the Offered Membership Units determined on a pro rata basis based on the ratio of the interest in the Net Income and Net Loss represented by the Membership Units then owned by such Remaining Member to the total interest in the Net Income and Net Loss represented by all Membership Units then outstanding (other than the Offered Membership Units); and

       (iii) third, to the extent that any Offered Membership Units remain after application of clause (i) and (ii) above, each Accepting Party shall then be entitled to purchase such remaining Offered Membership Units on a pro rata basis based upon the ratio that the interest in the Net Income and Net Loss represented by the Membership Units owned by each Accepting Party exercising its rights pursuant to this clause (iii) bears to the interest in the Net Income and Net Loss represented by the Membership Units owned by all Accepting Parties exercising their rights pursuant to this clause (iii).

If the Company or any Remaining Member so accepts the Prospective Seller's offer, each Accepting Party will purchase for cash from the Prospective Seller, and the Prospective Seller will sell to each Accepting Party, such number of Offered Membership Units as to which each Accepting Party shall have accepted the Prospective Seller's offer. The price per Membership Unit to be paid by each Accepting Party shall be the Offer Price specified in the Offer Notice. The Notice of Acceptance shall specify (i) such Accepting Party's acceptance of the Prospective Seller's offer and (ii) the number of Offered Membership Units to be purchased by such Accepting Party.

       (c) The consummation of any purchase by any Accepting Party shall take place on such date, not later than 10 days after the expiration of the 20 business day period referred to in Section 8.8(b) above (or, if applicable, the expiration of the additional five (5) business day period referred to in
Section 8.8(b) above), as such Accepting Party and the Prospective Seller shall select. Upon the consummation of such purchase and sale, the Prospective Seller shall (i) deliver to the Accepting Party certificates evidencing the Offered Membership Units so purchased, duly endorsed in blank or accompanied by written instruments of transfer in form satisfactory to such Accepting Party and duly executed by the Prospective Seller, and (ii) assign all its rights under this Agreement with respect to the Offered Membership Units so purchased pursuant to an instrument of assignment reasonably satisfactory to such Accepting Party.

       (d) In the event that (i) each Remaining Member and the Company shall have received an Offer Notice from a Prospective Seller but the Prospective Seller shall not have received Notices of Acceptance as to all the Offered Membership Units, or (ii) an Accepting Party shall have failed to consummate, other than as a result of the fault of the Prospective Seller, the purchase of the Offered Membership Units to be purchased by such Accepting Party (and another Accepting Party or Parties does not purchase such Membership Units), the Prospective Seller shall have the right to reject any or all Notices of Acceptance theretofore received and nothing in this Section 8.8 shall limit the right of the Prospective Seller to make a sale of the Offered Membership Units so long as all the Offered Membership Units that are sold or otherwise disposed of by the Prospective Seller (which number of Offered Membership Units shall be not less than the number of Offered Membership Units specified in Offer Notice) are sold for cash (A) within 60 days after the date of receipt of the

Offer Notice by each Remaining Member, (B) at a price not less than the Offer Price included in the Offer Notice, (C) to the Third Party making the Offer, and (D) the Number of Offered Membership Units does not exceed two per Member, per year, unless increased by the Management Committee.

       (e) In the event that the Prospective Seller shall not have sold the Offered Membership Units before the expiration of the 60-day period in accordance with paragraph (d) above, then the provisions of this Section 8.8 shall be reinstated as to the Offered Membership Units as if an Offer Notice had not been delivered and such Prospective Seller shall not give another Offer Notice for a period of 120 days from the earlier of the date the transactions contemplated herein were terminated or such 60-day period.

       8.9 Certificates for Membership Units. Every owner of a Membership Unit shall be entitled to have a certificate or certificates, to be in such form as the Management Committee shall prescribe, certifying the number of Membership Units owned by such Member. The certificates representing Membership Units shall be numbered in the order in which they shall be issued and shall be signed in the name of the Company by the President, or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the Persons owning the Membership Units represented by such certificates, the number of Membership Units represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases of lost or mutilated certificates as provided for in
Section 8.10 below. The person in whose name Membership Units stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. Certificates shall be issued for fractional Membership Units.

       8.10 Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of Membership Units, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Company in such form and in such sum as the Management Committee may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Management Committee, it is proper to do so.


                                   ARTICLE IX

                    DISSOLUTION AND TERMINATION OF COMPANY;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

       9.1 Dissolution and Termination. The Company shall be dissolved upon the earliest of:

              (a)  the fortieth anniversary of the date hereof;

              (b) 90 days after the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member, or the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Law, unless the action described in Section 9.2 hereof shall have been taken;

              (c) the date as of which all or substantially all of the assets of the Company shall have been distributed or converted to cash or its equivalent; or

              (d) at any time, upon the majority vote in favor of such dissolution by the Management Committee.

Upon dissolution, the Company shall wind up its affairs and shall be liquidated and a certificate of cancellation of the Company, as required by law, shall be filed.

       9.2 Continuation of Company. The business of the Company shall be continued after an event described in Section 9.1(b) hereof if within 90 days after any such event (i) all of the Members (including any Person that becomes an Additional Member in respect of the interest of a Terminated Member) elect in writing that the business of the Company should be continued, or (ii) a majority of the Remaining Members shall elect in writing that the business of the Company should be continued. In the event all of the Members elect to continue the business of the Company pursuant to clause (i) above, such continuation shall include the interest of the Terminated Member and the Company shall not be obligated to pay to the Terminated Member the Liquidation Value of the Terminated Member's interest in the Company. In the event the Remaining Members elect to continue the business of the Company pursuant to clause (ii) above, such continuation shall not include the interest of the Terminated Member and the Company shall pay to the Terminated Member, in full and complete settlement of the Terminated Member's interest in the Company, an amount equal to the Liquidation Value of the Terminated Member's interest in the Company. Such amount shall be paid in cash or in the form of a promissory note, or in any combination thereof, as determined by the management committee in its sole discretion. Any promissory note so issued shall bear interest at the Prime Interest Rate.

       9.3  Distribution upon Liquidation.   Upon any dissolution of the
Company, each of the following shall be accomplished within the period described in Treasury Regulation Section 1.704-1(b)(2)(ii)(b):

              (i) the Company shall prepare a statement setting forth the assets and liabilities of the Company as of the date of termination, and such statement shall be furnished to all of the Members;

              (ii) the assets of the Company shall be liquidated as promptly as possible, but in an orderly and businesslike manner so as not to involve undue sacrifice;

              (iii) Company funds shall be applied to the payment and discharge of the claims of creditors (including Members who are creditors) in the order of priority provided by law or to the establishment or increase of reserves therefor;

              (iv) the Company Net Income and Net Loss for the final Fiscal Year shall be allocated, and the Members' Capital Accounts shall be credited or charged in accordance with the terms of this Agreement; and

              (v) the balance of any remaining cash and other assets shall be distributed to the Members in accordance with their respective Capital Accounts.


                                   ARTICLE X

                                INDEMNIFICATION

       10.1 Actions, Etc. Other Than by or in the Right of the Company. The Company shall indemnify any Person (herein, together with any Affiliates of such Person, an "Indemnified Person") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the Indemnified Person is or was a Member, a Management Committee Representative, an officer, an employee or an agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Person or other enterprise or as a member of any committee or similar body, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Person in connection with such action, suit or proceeding if the Indemnified Person acted in good faith and in a manner the Indemnified Person reasonably believed to be in or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which the Indemnified Person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, that the Indemnified Person had reasonable cause to believe that such conduct was unlawful.

       10.2 Actions, Etc., by or in the Right of the Company. The Company shall indemnify any Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnified Person is or was a Member, a Management Committee Representative, an officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Person or other enterprise, or as a member of any committee or similar body, against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Person in connection with the defense or settlement of such action or suit if the Indemnified Person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnified Person shall have been adjudged to be liable for negligence or misconduct in the performance of the Indemnified Person's duty to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       10.3 Determination of Right of Indemnification. Any indemnification under Section 10.1 or 10.2 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Indemnified Person is proper in the circumstances because the Indemnified Person has met the applicable standard of conduct set forth in Section 10.1 and 10.2. Such determination shall be made (i) by the Management Committee by a majority vote of a quorum consisting of members who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested members of the Management Committee so directs, by independent legal counsel in a written opinion, or (iii) by a Majority Vote of the Members.

       10.4 Indemnification Against Expenses of Successful Party. Notwithstanding the provisions of Section 10.1 or 10.2, to the extent that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 10.1 or 10.2, or in defense of any claim, issue or matter therein, the Indemnified Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Person in connection therewith.

       10.5 Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding referred to in Section 10.1 or 10.2 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Management Committee in the specific case upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount unless it shall ultimately be determined that the Indemnified Person is entitled to be indemnified by the Company as authorized in this Article.

       10.6  Other Rights and Remedies.  The indemnification provided by
Section 10.1 and 10.2 shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which one seeking indemnification may be entitled under any agreement, vote of Members or of disinterested members of the Management Committee or otherwise, both as to action in an Indemnified Person's official capacity and as to action in another capacity while holding such office, and shall continue as to an Indemnified Person who has ceased to be a Member, Management Committee Representative, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such an Indemnified Person.


                                   ARTICLE XI

                                 MISCELLANEOUS

       11.1 Further Assurances. Each party to this Agreement agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law, or as may be necessary or advisable to carry out the intents and purposes of this Agreement.

       11.2 Amendments. This Agreement may be amended by a Majority Vote of the Members; provided, that no such amendment shall be made without the consent of all Members if the effect of any such amendment would be to (i) increase any Member's personal liability; (ii) change any Members' right and interest in the Net Income, Net

Loss or distributions from the Company; (iii) change any Member's rights upon liquidation of the Company; or (iv) cause the Company to be treated for tax purposes as an association taxable as a corporation.

       11.3 Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any party to this Agreement may desire or be required to give hereunder shall be in writing (which shall include telecopier, telegram or cable) and shall be deemed to have been duly given or made upon the transmittal thereof by telecopier, answerback received, or the delivery thereof to the telegraph office, or on receipt following the deposit thereof in the mails or when delivered by hand, in each case to the person to whom notice is being given, addressed as follows:

              (a) to the Company, at the principal place of business of the Company or at such other address as may be designated by the Company upon written notice to the Members;

              (b) to each Member at the address set forth beneath the signature of such Member on the signature pages to this Agreement, or at such other address as may be designated by written notice to the Company as provided in this Section; and

              (c) to any person who hereafter becomes an Additional Member, at such address as may be designated by it by written notice to the Company.

       11.4 Headings and Captions. All headings and captions contained in this Agreement are for convenience only and shall not be deemed a part of this Agreement.

       11.5 Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or entity may require.

       11.6 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

       11.7 Governing Law. This Agreement is made pursuant to the provisions of the Delaware Law and shall be construed accordingly.

       11.8 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and assigns.

       11.9 Waiver of Right of Partition. Each of the Members does hereby agree to and does hereby irrevocably waive (a) any right it may have, whether by statute or by rule of law, to cause any asset of the Company to be partitioned or to file a complaint or to institute any proceeding at law, or in equity, to cause any asset to be partitioned, or to complete a sale of all or any part of the assets of the Company, and (b) any right to take any action which otherwise may be available to such Member for the purpose of severing its relation with the Company or its interest in the assets of the Company from the interest of the other Members other than any rights such Member may have pursuant to the terms of this Agreement, throughout the term of the Company and during the period of its liquidation following any dissolution.

       11.10 Entire Agreement. This Agreement and the other documents contemplated herein constitutes the entire agreement of the Members with respect to the transactions contemplated hereby and supersedes all prior oral or written agreements and understandings.

       11.11 Future Members. While the Company will initially consist of a sole Member, Mike Howard, this Agreement has been written in contemplation that there will be multiple Members of the Company shortly after the formation of the Company.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of July, 1996.




                                      American Gaming Network L.L.C.


                                      By:
                                          --------------------------------------

                                      ADDRESS:




                                      ------------------------------------------
                                      Mike Howard


                                      ADDRESS:

                                   Exhibit A
                         American Gaming Network L.L.C.
                      Limited Liability Company Agreement


Member               Number of Membership Units
------               --------------------------
Mike Howard          one (1)